Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2005, relating to the consolidated financial statements of UnitedHealth Group Incorporated and Subsidiaries, and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of UnitedHealth Group Incorporated and Subsidiaries for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

March 14, 2005